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                                                                   Exhibit 10.20


                           RF Lafferty & Company, Inc.
                                 80 Broad Street
                                   26th floor
                                   NY NY 10004




                                                              November 7, 2002

Ventures-National Incorporated
dba Titan General Holdings, Inc.
1818 North Farwell Avenue
Milwaukee, Wisconsin 53202

Attention:        Louis George
                  Chief Executive Officer

Gentlemen:

         We are pleased to set forth the terms of the retention of RF Lafferty & Company, Inc. ("Lafferty") by Ventures-National Incorporated dba Titan General Holdings, Inc., a Utah corporation (collectively with its affiliates, the "Company").

        1. Lafferty will assist the Company as a nonexclusive financial advisor and agent in connection with the financial development of the Company, including without limitation advising the Company with respect to listing on the American Stock Exchange, Inc. and/or quotation on the Nasdaq Stock Market, Inc. In connection with Lafferty's activities on the Company's behalf, Lafferty will familiarize itself with the business, operations, properties, financial condition and prospects of the Company. In connection with Lafferty's role as the Company's financial advisor, Lafferty would expect its services to include proposing structures for, and analyzing financial transactions contemplated by the Company and such other related services as may be mutually agreed upon by Lafferty and the Company.

         2. In connection with Lafferty's activities on the Company's behalf, the Company will cooperate with Lafferty and will furnish Lafferty with all information and data concerning the Company (the "Information") which Lafferty deems appropriate and will provide Lafferty with access to the Company's officers, directors, employees, independent accountants, and legal counsel. The Company represents and warrants that all Information made available to Lafferty by the Company will, at all times during the period of engagement of Lafferty hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Company further represents and warrants that any projections provided by it to Lafferty will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that, in rendering its services hereunder, Lafferty will be using and relying on the Information without independent verification thereof by Lafferty or independent appraisal by Lafferty of any of the Company's assets. Lafferty does not assume responsibility regarding the Company. Any advice rendered by Lafferty pursuant to this Agreement may not be disclosed publicly without our prior written consent.



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         3. In consideration of Lafferty's services pursuant to this Agreement,
Lafferty shall be entitled to receive, and the Company agrees to pay Lafferty, 120,000 shares of common stock, par value $.001 per share, of the Company.

         4. The Company agrees to indemnify Lafferty in accordance with the indemnification provisions (the "Indemnification Provisions") attached to this Agreement, which Indemnification Provisions are incorporated herein and made a part hereof.

         5. Either party hereto may terminate this Agreement at any time upon 30 days' prior written notice, without liability or continuing obligation, except as set forth in the following sentence. Neither termination of this Agreement nor completion of the assignment contemplated hereby shall affect: (i) any compensation earned by Lafferty up to the date of termination or completion, as the case may be, (ii) the reimbursement of expenses incurred by Lafferty up to the date of termination or completion, as the case may be, (iii) the provisions of Paragraphs 3 through 7 of this Agreement and (iv) the attached Indemnification Provisions which are incorporated herein, all of which shall remain operative and in full force and effect.

         6. The validity and interpretation of this Agreement shall be governed by the law of the State of New York applicable to agreements made and to be fully performed therein.

         7. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

         8. For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto.



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         If the foregoing correctly sets forth our Agreement, please sign the enclosed copy of this letter in the space provided and return it to us.



                                            Very truly yours,

                                            RF LAFFERTY & COMPANY, INC.


                                            By:________________________________
                                               Name:
                                               Title:


Confirmed and Agreed to:
this _______ day of ___________________, 2002


VENTURES-NATIONAL INCORPORATED
DBA TITAN GENERAL HOLDINGS, INC.



By  /s/ Louis George
    ------------------------------
    Louis George
    Chief Executive Officer



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                           INDEMNIFICATION PROVISIONS


         Ventures-National Incorporated dba Titan General Holdings, Inc., a Utah corporation (the "Company"), agrees to indemnify and hold harmless RF Lafferty & Company, Inc. ("Lafferty") against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements (and any and all actions, suits, proceedings, and investigations in respect thereof and any and all legal and other costs, expenses, and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation the costs, expenses, and disbursements, as and when incurred, of investigating, preparing, or defending any such action, suit, proceeding, or investigation (whether or not in connection with litigation in which Lafferty is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with Lafferty's acting for the Company, including, without limitation, any act or omission by Lafferty in connection with its acceptance of or the performance or non-performance of its obligations under the letter agreement dated October 29, 2002, between Lafferty and the Company, as it may be amended from time to time (the "Agreement"); provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense,or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of Lafferty. The Company also agrees that Lafferty shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Lafferty, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from Lafferty gross negligence or willful misconduct.

         These Indemnification Provisions shall be in addition to any liability which the Company may otherwise have to Lafferty or the persons indemnified below in this sentence and shall extend to the following: Lafferty and his affiliated entities. All references to Lafferty in these Indemnification Provisions shall be understood to include any and all of the foregoing.


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         If any action, suit, proceeding, or investigation is commenced, as to which Lafferty proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by Lafferty to notify the Company shall not relieve the Company from its obligations hereunder, except to the extent that his or its defenses have been materially prejudiced thereby. Lafferty shall have the right to retain counsel of its own choice to represent it, and the Company shall pay the fees, expenses, and disbursements of such counsel; and such counsel shall, to extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against Lafferty made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of Lafferty, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise, or consent includes, as an unconditional term thereof, the giving by the claimant to Lafferty of an unconditional release from all liability in respect of such claim.

              In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made, but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Lafferty, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and Lafferty, on the other hand, and also the relative fault of the Company, on the one hand, and Lafferty on the other hand, in connection with the statements, acts, or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is no also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, Lafferty shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by Lafferty pursuant to the Agreement.

         Neither termination nor completion of the engagement of Lafferty referred to above shall affect these Indemnification Provisions which shall then remain operative and in full force and effect.



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